Exhibit 99.1

CLASS A SHARES
Exhibit 99.1 is amended and restated to read in its entirety as follows:
Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
Pentland Securities (1981) Inc.	Andrew T. Molson (President) Eric H. Molson (Vice-President) Stephen T. Molson (Vice-President)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	411 Clarke Avenue Westmount, Quebec Canada H3Y 3C3	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
		Andrew T. Molson	Canada	38 Rosemont Avenue Westmount, Quebec Canada H3Y 3G7	Vice-Chairman and Partner RES PUBLICA Consulting Group (a holding and management company) 2001 McGill College Avenue, Suite 800 Montréal, Québec, Canada H3A 1G1	None
4280661 Canada Inc.	Andrew T. Molson (President) Eric H. Molson (Vice-President) Stephen T. Molson (Vice-President)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	411 Clarke Avenue Westmount, Quebec Canada H3Y 3C3	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None

Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
		Andrew T. Molson	Canada	38 Rosemont Avenue Westmount, Quebec Canada H3Y 3G7	Vice-Chairman and Partner RES PUBLICA Consulting Group (a holding and management company) 2001 McGill College Avenue, Suite 800 Montréal, Québec, Canada H3A 1G1	None
		Geoffrey E. Molson	Canada	723 Upper Lansdowne Avenue Westmount, Québec Canada H3Y 1J5	Chairman and a General Partner CH Group Limited Partnership (a holding company) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
		M. Justin Molson	Canada	126 Skunk Hollow Road Jericho, Vermont 05465 USA	Businessman 126 Skunk Hollow Road Jericho, Vermont 05465 USA	None
Lincolnshire Holdings Limited	Eric H. Molson (President) Stephen T. Molson (Vice-President)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board of Directors Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	411 Clarke Avenue Westmount, Quebec Canada H3Y 3C3	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None

Shareholder	Executive Officers	Directors / Trustees	Country of Citizenship	Residence or business address	Principal occupation or employment and name, principal business and address of employer	Convictions for crime (other than traffic violations or similar misdemeanors) or party to civil proceeding for securities law violations
		Geoffrey E. Molson	Canada	723 Upper Lansdowne Avenue Westmount, Québec Canada H3Y 1J5	Chairman and a General Partner CH Group Limited Partnership (a holding company) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
		M. Justin Molson	Canada	126 Skunk Hollow Road Jericho, Vermont 05465 USA	Businessman 126 Skunk Hollow Road Jericho, Vermont 05465 USA	None
Nooya Investments Limited	Stephen T. Molson (President) Eric H. Molson (Vice-President)	Eric H. Molson	Canada	3A-1485 Sherbrooke Street West Montreal, Quebec Canada H3G 0A3	Chairman Emeritus of the Board Molson Coors Brewing Company 1555 Notre-Dame Street East, 4th Floor Montréal, Québec, Canada H2L 2R5	None
		Stephen T. Molson	Canada	411 Clarke Avenue Westmount, Quebec Canada H3Y 3C3	Vice-President The Molson Foundation – Fondation Molson (a charitable foundation) 1555 Notre-Dame Street East Montréal, Québec, Canada H2L 2R5	None
The ownership of Molson Coors Class A Common Stock (which, for purposes of this Exhibit 99.1, includes all shares of Class A Common Stock and Class A exchangeable shares) by the persons listed in this Exhibit 99.1 is as follows:
1.	Eric H. Molson:	as set forth in the Schedule 13D/A (Amendment No.5).
2.	Stephen T. Molson:	as set forth in the Schedule 13D/A (Amendment No.5). Nancy McLennan Molson, Stephen's spouse, owns 37 Molson Coors Canada Class A Exchangeable Shares.
3.	Andrew T. Molson:	100 shares.
4.	Geoffrey E. Molson:	1,632 shares
5.	M. Justin Molson:	none